Exhibit 99.1

Western Alliance Reports Fourth Quarter 2011 Net Income of $7.1 million, or $0.07 per share
Full Year Net Income of $31.5 million, or $0.19 per share
Fourth Quarter Loan Growth of $254 million
2011 Loan Growth of $540 million, Deposit Growth of $320 million
Fourth Quarter Net Interest Margin of 4.51 percent
Full Year Net Interest Margin of 4.37 percent

PHOENIX--(BUSINESS WIRE)--January 19, 2012--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the fourth quarter 2011.

Fourth Quarter 2011 Highlights:

  Net income of $7.1 million, including loss on repossessed assets valuations/sales of $5.0 million, net of tax
  Earnings per share of $0.07, compared to $0.04 per share for the third quarter 2011
  Pre-tax, pre-provision operating earnings of $31.5 million, up 12.1% from $28.1 million in third quarter 2011 and up 26.0% from $25.0 million in fourth quarter 20101
  Net interest margin of 4.51% compared to 4.29% in the third quarter 2011 and 4.26% in the fourth quarter 2010
  Total loans of $4.78 billion, up $254 million from September 30, 2011 and up $540 million from December 31, 2010
  Total deposits of $5.66 billion, up $26 million from September 30, 2011 and up $320 million from December 31, 2010
  Nonperforming assets (nonaccrual loans and repossessed assets) declined to 2.6% of total assets from 3.1% in third quarter 2011 and 3.6% in fourth quarter 2010
  Net loan charge-offs of $14.1 million, down from $15.3 million for the third quarter 2011 and from $15.9 million in fourth quarter 2010
  Tier I Leverage capital of 9.8% and Total Risk-Based Capital ratio of 12.6%, compared to 9.5% and 13.2% a year ago
  Total equity of $636.7 million, up $4.4 million from September 30, 2011 and up $34.5 million from December 31, 2010

Financial Performance

Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation, commented, “We are very pleased with our 2011 results as we substantially increased loans to small businesses, produced consistent quarterly net income while growing net interest margin and improving our efficiency ratio. Asset quality improved throughout the year as nonaccrual, watch, and classified loans all declined from the prior year. I am proud of the people at Western Alliance Bancorporation and the leadership they demonstrated in accomplishing these results.” Mr. Sarver also noted, “Fourth quarter results will position the Company for success in 2012 by riding the momentum of higher loan growth, along with a stable net interest margin, expense management, and continued improvement in asset quality.”

Ken Vecchione, President and Chief Operating Officer, added, “As the economy continues to recover, Western Alliance Bancorporation stands ready to support the businesses and communities we serve by providing continued access to credit. Our capital strength and commitment to serve our customers leads us to be optimistic regarding our loan and deposit pipelines in 2012.” Mr. Vecchione further added, “Our disciplined approach to pricing both loans and deposits, and the management of our investment portfolio produced a fourth quarter net interest margin of 4.51 percent and full year net interest margin of 4.37 percent. Higher net interest income and contained expenses supported our record $31.5 million pre-tax, pre-credit income.1 Our core earnings momentum and favorable trends in asset quality, position us for increased operating net income in future quarters.”

Western Alliance Bancorporation reported net income of $7.1 million, or $0.7 per share in the fourth quarter 2011. Income from continuing operations before income tax was $9.6 million, including pre-tax net unrealized losses from assets/liabilities measured at fair value of $0.6 million. The income included a $0.06 per common share charge from repossessed assets valuations/sales.

Full year net income was $31.5 million compared to a $7.2 million loss in 2010. Full year earnings per share were $0.19 compared to a $0.23 per share loss for 2010.

Total loans increased $254 million to $4.78 billion at December 31, 2011 from $4.53 billion on September 30, 2011. This increase was driven by growth in commercial and industrial loans and commercial real estate loans. Loans increased $540 million, or 12.7 percent from December 31, 2010.

Total deposits increased $26 million to $5.66 billion at December 31, 2011 from $5.63 billion at September 30, 2011, with growth primarily in non-interest bearing demand, interest bearing demand and savings and money market accounts, partially offset by declines in certificates of deposit. Deposits increased $320 million, or 6.0 percent from December 31, 2010.

Income Statement

Net interest income of $68.7 million in the fourth quarter 2011 increased by 6.4 percent compared to the third quarter 2011 and 12.8 percent compared to the fourth quarter 2010. The net interest margin in the fourth quarter 2011 was 4.51 percent compared to 4.29 percent in the third quarter 2011 and 4.26 percent in the fourth quarter of 2010.

Operating non-interest income was $5.6 million for the fourth quarter 2011,1 a decrease from $5.9 million for the third quarter of 2011 and $6.0 million for the fourth quarter of 2010.1

Net revenue was $74.3 million for the fourth quarter 2011, a 5.4 percent increase from $70.5 million for the third quarter of 2011 and 11.1 percent from $66.9 million for the fourth quarter 2010.1

Operating non-interest expense was $42.8 million for the fourth quarter 2011, compared to $42.4 million for the third quarter of 2011 and $41.9 million for the fourth quarter of 2010.1 The Company’s operating efficiency ratio on a tax equivalent basis was 56.5 percent for the fourth quarter 2011, improved from 62.2 percent for the fourth quarter 2010.1

The Company had 942 full-time equivalent employees at December 31, 2011, compared to 908 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net operating revenue less its operating non-interest expense.1 For the fourth quarter 2011, the Company’s performance on this metric was $31.5 million, up from $28.1 million in the third quarter 2011 and $25.0 million in the fourth quarter 2010.1

The provision for credit losses was $13.1 million for the fourth quarter 2011 compared to $11.2 million for the third quarter 2011. The provision for the fourth quarter of 2010 was $18.4 million. Net loan charge-offs in the fourth quarter 2011 were $14.1 million or 1.24 percent of average loans (annualized), down from $15.3 million or 1.40 percent of average loans (annualized) for the third quarter 2011 due to decreased residential real estate loan charge-offs. Net charge-offs for the fourth quarter 2010 were $15.9 million or 1.52% of average loans (annualized).

Nonaccrual loans and repossessed assets decreased to $179.5 million or 2.6 percent of total assets at December 31, 2011, from $200.4 million or 3.1 percent of total assets at September 30, 2011, and from $224.7 million or 3.6 percent of total assets at December 31, 2010. Loans past due 90 days and still accruing totaled $2.6 million at December 31, 2011, up from $2.1 million at September 30, 2011 and $1.5 million at December 31, 2010. Loans past due 30-89 days totaled $13.7 million at quarter end, up slightly from $12.4 million at September 30, 2011 and down from $18.2 million at December 31, 2010.

Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 39 percent at December 31, 2011 from 52 percent at December 31, 2010.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $7.7 million for the fourth quarter 2011 compared to $2.1 million in the prior quarter. At December 31, 2011, other repossessed assets were valued at $89 million compared to $87 million at September 30, 2011 and $108 million one year ago.

Balance Sheet

Gross loans totaled $4.78 billion at December 31, 2011, an increase of $254 million from September 30, 2011 and an increase of $540 million from $4.24 billion at December 31, 2010. At December 31, 2011 the allowance for credit losses was 2.07 percent of total loans down from 2.21 percent at September 30, 2011 and 2.61 percent at December 31, 2010.

Deposits totaled $5.66 billion at December 31, 2011, an increase of $26 million from $5.63 billion at September 30, 2011 and an increase of $320 million from $5.34 billion at December 31, 2010.

Non-interest bearing deposits increased $39 million at December 31, 2011 from September 30, 2011 and increased $115 million from $1.44 billion at December 31, 2010. Non-interest bearing deposits comprised 27.5 percent of total deposits at December 31, 2011, compared to 27.0 percent a year ago.

At December 31, 2011, the Company’s loans were 84.5 percent of deposits compared to 80.4 percent at September 30, 2011 and 79.4 percent at December 31, 2010.

Stockholders’ equity at December 31, 2011 increased to $636.7 million from $632.3 million at September 30, 2011. At December 31, 2011, tangible common equity was 6.8 percent of tangible assets1 and total risk-based capital was 12.6 percent of risk-weighted assets.

Total assets increased to $6.84 billion at December 31, 2011 from $6.55 billion at September 30, 2011 and increased 11 percent from $6.19 billion at December 31, 2010.

Operating Unit Highlights

Bank of Nevada reported that loans increased by $7 million during the fourth quarter of 2011 and declined $55 million during the last 12 months to $1.86 billion at December 31, 2011. Deposits decreased $89 million in the fourth quarter of 2011 and decreased $11 million over the last twelve months to $2.38 billion. Net income for Bank of Nevada was $1.2 million for the fourth quarter 2011, compared with net income of $1.7 million for the third quarter of 2011 and net loss of $5.8 million during the fourth quarter 2010.

Western Alliance Bank reported loan growth of $160 million during the fourth quarter 2011 and $340 million during the last 12 months to $1.64 billion. Deposits increased $109 million in the fourth quarter and $206 million during the last 12 months to $1.88 billion. Net income for Western Alliance Bank was $5.6 million during the fourth quarter 2011 compared with net income of $5.5 million during the third quarter of 2011 and net income of $3.6 million during the fourth quarter 2010.

The Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $86 million during the fourth quarter 2011 and $255 million during the last 12 months to $1.32 billion. Deposits increased $17 million in the fourth quarter 2011 and $135 million over the last 12 months to $1.42 billion. Net income for Torrey Pines Bank was $5.9 million during the fourth quarter 2011 compared with net income of $5.4 million for the third quarter of 2011 and net income of $3.2 million during the fourth quarter 2010.

Attached to this press release is summarized financial information for the quarter ended December 31, 2011.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2011 financial results at 12:00 p.m. ET on Friday, January 20, 2012. Participants may access the call by dialing 1-866-843-0890 and using passcode: 2758674 or via live audio webcast using the website link: https://services.choruscall.com/links/wal120120.html. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET January 20th through January 31st at 2:00 p.m. ET by dialing 1-877-344-7529 using the conference number 10008804.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the Three Months			For the Twelve Months
	Ended December 31,			Ended December 31,
	2011	2010	Change %	2011	2010	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,844.5	$6,193.9	10.5%
Loans, net of deferred fees	4,780.1	4,240.5	12.7
Securities and money market investments	1,490.5	1,273.1	17.1
Federal funds sold	-	0.9
Total deposits	5,658.5	5,338.4	6.0
Borrowings	476.9	182.4	161.5
Junior subordinated debt	37.0	43.0	(14.0)
Stockholders' equity	636.7	602.2	5.7

Selected Income Statement Data:
(dollars in thousands)
Interest income	$76,846	$72,374	6.2%	$296,591	$281,813	5.2%
Interest expense	8,147	11,463	(28.9)	38,923	49,260	(21.0)
Net interest income	68,699	60,911	12.8	257,668	232,553	10.8
Provision for loan losses	13,076	18,384	(28.9)	46,188	93,211	(50.4)
Net interest income after provision for credit losses	55,623	42,527	30.8	211,480	139,342	51.8
Non-interest income (loss)	4,948	(720)	(787.2)	34,457	46,836	(26.4)
Non-interest expense	50,963	56,545	(9.9)	195,598	196,758	(0.6)
Income (loss) from continuing operations before income taxes	9,608	(14,738)	(165.2)	50,339	(10,580)	(575.8)
Income tax expense (benefit)	2,011	(4,580)	143.9	16,849	(6,410)	362.9
Income (loss) from continuing operations	7,597	(10,158)	(174.8)	33,490	(4,170)	(903.1)%
Loss on discontinued operations, net	(496)	(657)	24.5	(1,996)	(3,025)
Net income (loss)	$7,101	$(10,815)	(165.7)%	$31,494	$(7,195)
Diluted net income (loss) from continuing operations	$0.07	$(0.16)		$0.21	$(0.19)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.01)		$(0.02)	$(0.04)
Diluted net income (loss) per common share	$0.07	$(0.17)	141.2%	$0.19	$(0.23)	181.9%

Common Share Data:
Diluted net income (loss) per common share	$0.07	$(0.17)	141.2%	$0.19	$(0.23)	181.9%
Book value per common share	$6.02	$5.77	4.3%
Tangible book value per share, net of tax (1)	$5.63	$5.35	5.2%
Average shares outstanding (in thousands):
Basic	81,026	80,522	0.6	80,909	75,083	7.8
Diluted	81,368	80,522	1.1	81,183	75,083	8.1
Common shares outstanding	82,362	81,669	0.8

(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the Three Months			For the Twelve Months
	Ended December 31,			Ended December 31,
	2011	2010	Change %	2011	2010	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.42%	(0.69)%	(160.9)%	0.49%	(0.12)%	(508.3)%
Return on average stockholders' equity (1)	4.34	(6.85)	(163.4)	4.99	(1.20)	(515.8)
Net interest margin (1)	4.51	4.26	5.9	4.37	4.23	3.3
Net interest spread	4.30	3.97	8.3	4.12	3.92	5.1
Efficiency ratio - tax equivalent basis (2)	56.49	62.19	(9.2)
Loan to deposit ratio	84.48	79.43	6.4

Capital Ratios:
Tangible equity (2)	8.8%	9.1%	(3.5)%
Tangible common equity (2)	6.8	7.0	(3.7)
Tier one common equity (2)	8.1	8.5	(4.9)
Tier 1 Leverage ratio (3)	9.8	9.5	3.2
Tier 1 Risk Based Capital (3)	11.3	12.0	(5.8)
Total Risk Based Capital (3)	12.6	13.2	(4.5)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.24%	1.52%	(18.4)%	1.32%	2.22%	(40.5)%
Nonaccrual loans to gross loans	1.89	2.76	(31.5)
Nonaccrual loans and repossessed assets to total assets	2.62	3.63	(27.8)
Loans past due 90 days and still accruing to total loans	0.05	0.03	66.7
Allowance for credit losses to loans	2.07	2.61	(20.7)
Allowance for credit losses to nonaccrual loans	109.71	94.62	15.9

(1) Annualized for the three month periods ended December 31, 2011 and 2010.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(dollars in thousands)
Interest income:
Loans	$67,102	$64,985	$261,443	$255,626
Investment securities	9,591	7,054	34,419	24,916
Federal funds sold and other	153	335	729	1,271
Total interest income	76,846	72,374	296,591	281,813
Interest expense:
Deposits	5,549	8,652	27,977	41,329
Customer repurchase agreements	73	65	336	538
Borrowings	2,053	2,032	8,282	3,745
Junior subordinated and subordinated debt	472	714	2,328	3,648
Total interest expense	8,147	11,463	38,923	49,260
Net interest income	68,699	60,911	257,668	232,553
Provision for credit losses	13,076	18,384	46,188	93,211
Net interest income after provision for credit losses	55,623	42,527	211,480	139,342
Non-interest income (loss)
Unrealized gains (losses) on assets/liabilities measured at fair value,net	(626)	(6,710)	5,621	(369)
Securities impairment charges	-	(12)	(226)	(1,186)
Gains on sales of investment securities, net	(28)	-	4,798	19,757
Trust and investment advisory services	583	608	2,537	4,003
Service charges	2,238	2,177	9,102	8,969
Operating lease income	274	864	1,878	3,793
Bank owned life insurance	1,177	1,027	5,372	3,299
Gain on extinguishment of debt	-	-	-	3,000
Other	1,330	1,326	5,375	5,570
	4,948	(720)	34,457	46,836
Non-interest expenses:
Salaries and employee benefits	24,021	21,125	93,140	86,586
Occupancy	4,948	5,075	19,972	19,580
Insurance	2,166	4,109	11,045	15,475
Repossessed asset and loan expenses	1,661	2,230	8,126	8,076
Net loss on sales and valuations of repossessed assets	7,702	12,991	24,592	28,826
Legal, professional and director's fees	2,039	2,038	7,678	7,591
Marketing	1,294	982	4,676	4,061
Intangible amortization	889	889	3,559	3,604
Customer service	716	1,050	3,336	4,256
Data Processing	895	948	3,566	3,374
Operating lease depreciation	208	542	1,201	2,506
Merger/restructure expense	482	1,651	1,564	1,651
Other	3,942	2,915	13,143	11,172
	50,963	56,545	195,598	196,758
Income from continuing operations before income taxes	9,608	(14,738)	50,339	(10,580)
Income tax expense (benefit)	2,011	(4,580)	16,849	(6,410)
Income (loss) from continuing operations	7,597	(10,158)	33,490	(4,170)
Loss from discontinued operations net of tax benefit	(496)	(657)	(1,996)	(3,025)
Net income (loss)	7,101	(10,815)	31,494	(7,195)
Preferred stock dividends	1,781	1,750	7,033	7,000
Accretion on preferred stock discount	-	734	9,173	2,882
Net income (loss) available to common stockholders	$5,320	$(13,299)	$15,288	$(17,077)
Diluted net income (loss) per share	$0.07	$(0.17)	$0.19	$(0.23)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in thousands, except per share data)
Interest income:
Loans	$67,102	$65,540	$64,919	$63,882	$64,985
Investment securities	9,591	8,356	8,542	7,930	7,054
Federal funds sold and other	153	237	185	154	335
Total interest income	76,846	74,133	73,646	71,966	72,374
Interest expense:
Deposits	5,549	6,982	7,548	7,898	8,652
Borrowings and customer repurchase agreements	2,126	2,101	2,123	2,268	2,097
Junior subordinated and subordinated debt	472	465	689	702	714
Total interest expense	8,147	9,548	10,360	10,868	11,463
Net interest income	68,699	64,585	63,286	61,098	60,911
Provision for credit losses	13,076	11,180	11,891	10,041	18,384
Net interest income after provision for credit losses	55,623	53,405	51,395	51,057	42,527
Non-interest income
Mark-to-market gains (losses), net	(626)	6,420	336	(509)	(6,710)
Securities impairment charges	-	-	(226)	-	(12)
Gains on sales of investment securities, net	(28)	781	2,666	1,379	-
Trust and investment advisory services	583	661	657	636	608
Service charges	2,238	2,337	2,243	2,284	2,177
Operating lease income	274	353	580	671	864
Bank owned life insurance	1,177	1,189	1,822	1,184	1,027
Other	1,330	1,341	1,519	1,185	1,326
	4,948	13,082	9,597	6,830	(720)
Non-interest expenses:
Salaries and employee benefits	24,021	23,319	22,960	22,840	21,125
Occupancy	4,948	5,126	5,044	4,854	5,075
Insurance	2,166	2,664	2,352	3,863	4,109
Repossessed asset and loan expenses	1,661	2,059	2,284	2,122	2,230
Net loss on sales and valuations of repossessed assets	7,702	2,128	8,633	6,129	12,991
Legal, professional and director's fees	2,039	1,912	2,361	1,366	2,038
Marketing	1,294	1,090	1,135	1,157	982
Intangible amortization	889	890	890	890	889
Customer service	716	900	828	892	1,050
Data Processing	895	895	928	848	948
Operating lease depreciation	208	245	327	421	542
Merger/restructure expense	482	974	(109)	217	1,651
Other	3,942	3,279	3,375	2,547	2,915
	50,963	45,481	51,008	48,146	56,545
Income (loss) from continuing operations before income taxes	9,608	21,006	9,984	9,741	(14,738)
Income tax expense (benefit)	2,011	7,514	3,295	4,029	(4,580)
Income (loss) from continuing operations	$7,597	$13,492	$6,689	$5,712	$(10,158)
Loss from discontinued operations, net of tax	(496)	(481)	(460)	(559)	(657)
Net income (loss)	$7,101	$13,011	$6,229	$5,153	$(10,815)
Preferred stock dividends	1,781	1,752	1,750	1,750	1,750
Accretion on preferred stock	-	7,667	753	753	734
Net Income (loss) available to common stockholders	$5,320	$3,592	$3,726	$2,650	$(13,299)
Diluted net income (loss) per share	$0.07	$0.04	$0.05	$0.03	$(0.17)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in millions)
Assets:
Cash and due from banks	$155.0	$306.0	$534.6	$363.3	$215.8
Federal funds sold	-	-	-	-	0.9
Cash and cash equivalents	155.0	306.0	534.6	363.3	216.7

Securities and money market investments	1,490.5	1,304.6	1,138.2	1,319.6	1,273.1
Loans:
Commercial	1,336.6	1,152.9	1,029.5	935.9	934.6
Commercial real estate - owner occupied	1,252.2	1,225.4	1,285.3	1,299.5	1,223.1
Construction and land development	381.7	404.4	396.3	391.7	451.5
Commercial real estate - non-owner occupied	1,301.2	1,239.8	1,170.0	1,086.9	1,038.5
Residential real estate	443.0	450.2	473.9	504.5	527.3
Consumer	72.5	60.3	62.6	65.7	71.5
Deferred fees, net	(7.1)	(6.5)	(5.9)	(6.2)	(6.0)
	4,780.1	4,526.5	4,411.7	4,278.0	4,240.5
Allowance for credit losses	(99.2)	(100.2)	(104.4)	(106.1)	(110.7)
Loans, net	4,680.9	4,426.3	4,307.3	4,171.9	4,129.8

Premises and equipment, net	105.5	106.2	109.2	112.0	114.4
Other repossessed assets	89.1	86.7	85.7	98.3	107.7
Bank owned life insurance	133.9	132.7	131.5	131.0	129.8
Goodwill and other intangibles	35.7	36.6	37.5	38.4	39.3
Other assets	153.9	146.8	164.1	170.3	183.1
Total assets	$6,844.5	$6,545.9	$6,508.1	$6,404.8	$6,193.9
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,558.2	$1,519.0	$1,516.8	$1,455.1	$1,443.3
Interest bearing
Demand	482.7	466.0	456.5	521.2	523.8
Savings and money market	2,166.6	2,151.9	2,105.4	2,100.6	1,926.1
Time certificates	1,451.0	1,496.0	1,509.6	1,420.6	1,445.2
Total deposits	5,658.5	5,632.9	5,588.3	5,497.5	5,338.4
Customer repurchase agreements	123.6	142.6	148.7	163.4	109.4
Total customer funds	5,782.1	5,775.5	5,737.0	5,660.9	5,447.8
Borrowings	353.3	73.2	73.1	73.0	73.0
Junior subordinated debt	37.0	36.3	42.7	43.0	43.0
Accrued interest payable and other liabilities	35.4	28.6	39.6	26.3	27.9
Total liabilities	6,207.8	5,913.6	5,892.4	5,803.2	5,591.7
Stockholders' Equity
Common stock and additional paid-in capital	743.8	743.0	741.6	740.9	739.6
Preferred Stock	141.0	141.0	132.3	131.6	130.8
Retained earnings (deficit)	(243.5)	(248.8)	(252.4)	(256.2)	(258.8)
Accumulated other comprehensive income (loss)	(4.6)	(2.9)	(5.8)	(14.7)	(9.4)
Total stockholders' equity	636.7	632.3	615.7	601.6	602.2
Total liabilities and stockholders' equity	$6,844.5	$6,545.9	$6,508.1	$6,404.8	$6,193.9

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in thousands)

Balance, beginning of period	$100,216	$104,375	$106,133	$110,699	$108,170
Provision for credit losses	13,076	11,180	11,891	10,041	18,384
Recoveries of loans previously charged-off:
Construction and land development	354	707	677	416	773
Commercial real estate	755	127	804	471	13
Residential real estate	179	440	172	269	304
Commercial and industrial	603	1,243	726	829	800
Consumer	64	41	44	25	36
Total recoveries	1,955	2,558	2,423	2,010	1,926
Loans charged-off:
Construction and land development	3,155	2,369	1,516	4,198	3,221
Commercial real estate	9,244	2,484	4,286	6,114	7,297
Residential real estate	1,895	10,555	3,339	3,282	3,278
Commercial and industrial	1,004	1,420	5,926	1,407	2,823
Consumer	779	1,069	1,005	1,616	1,162
Total loans charged-off	16,077	17,897	16,072	16,617	17,781
Net loans charged-off	14,122	15,339	13,649	14,607	15,855
Balance, end of period	$99,170	$100,216	$104,375	$106,133	$110,699

Net charge-offs (annualized) to average loans outstanding	1.24%	1.40%	1.26%	1.39%	1.52%
Allowance for credit losses to gross loans	2.07	2.21	2.37	2.48	2.61
Nonaccrual loans	$90,392	$113,713	$112,750	$114,246	$116,999
Repossessed assets	89,104	86,692	85,732	98,312	107,655
Loans past due 90 days, still accruing	2,589	2,096	1,134	1,087	1,458
Loans past due 30 to 89 days, still accruing	13,731	12,414	11,581	30,689	18,164
Classified loans on accrual	112,147	110,654	126,681	128,434	140,377
Watch loans	147,112	167,571	190,045	204,470	194,905

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Three Months Ended December 31,
	2011			2010
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Investment securities (1)	$1,452.8	$9,591	3.01%	$1,122.8	$7,054	2.66%
Federal funds sold and other	2.4	-	0.00%	3.0	9	1.19%
Loans (1)	4,557.0	67,102	5.84%	4,169.3	64,985	6.18%
Short term investments	125.1	127	0.40%	376.7	269	0.28%
Investment in restricted stock	34.1	26	0.30%	38.5	57	0.59%
Total interest earning assets	6,171.4	76,846	5.03%	5,710.3	72,374	5.06%
Non-interest earning assets
Cash and due from banks	113.4			137.1
Allowance for credit losses	(100.8)			(111.4)
Bank owned life insurance	133.1			117.0
Other assets	351.9			406.9
Total assets	$6,669.0			$6,259.9
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$475.8	$333	0.28%	$632.5	$676	0.42%
Savings and money market	2,174.4	2,431	0.44%	1,930.8	3,830	0.79%
Time certificates of deposit	1,463.9	2,785	0.75%	1,408.3	4,146	1.17%
Total interest-bearing deposits	4,114.1	5,549	0.54%	3,971.6	8,652	0.86%
Borrowings	266.8	2,126	3.16%	160.0	2,097	5.20%
Junior subordinated and subordinated debt	36.4	472	5.14%	36.4	714	7.78%
Total interest-bearing liabilities	4,417.3	8,147	0.73%	4,168.0	11,463	1.09%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,575.0			1,434.4
Other liabilities	27.9			31.4
Stockholders’ equity	648.8			626.1
Total liabilities and stockholders' equity	$6,669.0			$6,259.9
Net interest income and margin		$68,699	4.51%		$60,911	4.26%
Net interest spread			4.30%			3.97%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $1,425 and $464 for the fourth quarter ended 2011 and 2010, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Twelve Months Ended December 31,
	2011			2010

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning Assets
Investment securities (1)	$1,307.1	$34,419	2.86%	$915.2	$24,753	2.83%
Federal funds sold & other	0.9	1	0.00%	17.3	141	0.82%
Loans (1)	4,373.5	261,443	5.98%	4,105.0	255,626	6.23%
Short term investments	247.0	629	0.25%	448.8	1,130	0.25%
Investment in restricted stock	35.6	99	0.28%	40.2	163	0.41%
Total interest earnings assets	5,964.1	296,591	5.02%	5,526.5	281,813	5.12%
Non-interest earning assets
Cash and due from banks	119.5			116.6
Allowance for credit losses	(105.9)			(114.1)
Bank owned life insurance	131.6			99.4
Other assets	377.1			402.2
Total assets	$6,486.4			$6,030.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$478.3	$1,759	0.37%	$581.1	$2,898	0.50%
Savings and money market	2,105.3	12,858	0.61%	1,861.7	16,724	0.90%
Time certificates of deposits	1,460.7	13,360	0.91%	1,437.2	21,707	1.51%
Total interest-bearing deposits	4,044.3	27,977	0.69%	3,880.0	41,329	1.07%
Borrowings	234.8	8,618	3.67%	158.4	4,283	2.70%
Junior subordinated and subordinated debt	41.3	2,328	5.64%	62.3	3,648	5.86%
Total interest-bearing liabilities	$4,320.4	38,923	0.90%	$4,100.7	49,260	1.20%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,509.4			1,296.6
Other liabilities	25.3			32.1
Stockholders’ equity	631.3			601.2
Total liabilities and stockholders' equity	$6,486.4			$6,030.6
Net interest income and margin		$257,668	4.37%		$232,553	4.23%
Net interest spread			4.12%			3.92%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $3,014 and $1,164 for the twelve months December 31, 2011 and 2010, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At December 31, 2011	(dollars in millions)
Assets	$2,877.6	$2,234.7	$1,728.4	$762.3	$(758.5)	$6,844.5
Gross loans and deferred fees, net	1,859.1	1,644.9	1,318.9	-	(42.8)	4,780.1
Less: Allowance for credit losses	(61.0)	(21.7)	(16.5)	-	-	(99.2)
Net loans	1,798.1	1,623.2	1,302.4	-	(42.8)	4,680.9
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,377.3	1,877.5	1,416.8	-	(13.1)	5,658.5
Stockholders' equity	320.8	192.7	152.8	644.0	(673.6)	636.7

No. of branches	11	16	12	-	-	39
No. of FTE	405	222	214	101	-	942

Three Months Ended December 31, 2011:
	(in thousands)
Net interest income	$27,734	$22,499	$20,554	$(2,088)	$-	$68,699
Provision for credit losses	9,000	3,470	606	-	-	13,076
Net interest income (loss) after provision for credit losses	18,734	19,029	19,948	(2,088)	-	55,623
Non-interest income	3,450	1,491	1,028	1,248	(2,269)	4,948
Non-interest expense	(21,159)	(12,070)	(10,970)	(9,033)	2,269	(50,963)
Income (loss) from continuing operations before income taxes	1,025	8,450	10,006	(9,873)	-	9,608
Income tax expense (benefit)	(142)	2,807	4,078	(4,732)	-	2,011

Income (loss) from continuing operations	1,167	5,643	5,928	(5,141)	-	7,597
Loss from discontinued operations, net	-	-	-	(496)	-	(496)
Net income (loss)	$1,167	$5,643	$5,928	$(5,637)	$-	$7,101

Twelve Months Ended December 31, 2011:
	(in thousands)
Net interest income	$107,316	$82,949	$76,143	$(8,740)	$-	$257,668
Provision for credit losses	29,623	10,076	6,489	-	-	46,188
Net interest income (loss) after provision for credit losses	77,693	72,873	69,654	(8,740)	-	211,480
Non-interest income	17,221	7,378	5,085	12,781	(8,008)	34,457
Non-interest expense	(85,813)	(49,517)	(41,559)	(26,717)	8,008	(195,598)
Income (loss) from continuing operations before income taxes	9,101	30,734	33,180	(22,676)	-	50,339
Income tax expense (benefit)	1,626	10,890	13,676	(9,343)	-	16,849
Income(loss) from continuing operations	7,475	19,844	19,504	(13,333)	-	33,490
Loss from discontinued operations, net	-	-	-	(1,996)	-	(1,996)
Net income (loss)	$7,475	$19,844	$19,504	$(15,329)	$-	$31,494

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results

					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At December 31, 2010:	(dollars in millions)
Assets	$2,771.4	$1,927.5	$1,452.2	$731.0	$(714.2)	$6,167.9
Gross loans and deferred fees, net	1,914.1	1,305.4	1,063.8	-	(42.8)	4,240.5
Less: Allowance for credit losses	(73.5)	(20.4)	(16.8)	-	-	(110.7)
Net loans	1,840.6	1,285.0	1,047.0	-	(42.8)	4,129.8
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,388.3	1,671.1	1,281.6	-	(2.6)	5,338.4
Stockholders' equity	310.6	163.3	135.5	609.6	(616.8)	602.2

No. of branches	12	16	11	-	-	39
No. of FTE	421	225	203	59	-	908

Three Months Ended December 31, 2010:
	(in thousands)
Net interest income	$26,857	$18,997	$17,311	$(2,254)	$-	$60,911
Provision for credit losses	15,935	-	2,449	-	-	18,384
Net interest income after provision for credit losses	10,922	18,997	14,862	(2,254)	-	42,527
Non-interest income	3,506	1,760	1,040	(4,853)	(2,173)	(720)
Noninterest expense	(23,414)	(14,840)	(10,220)	(10,244)	2,173	(56,545)
Income (loss) from continuing operations before income taxes	(8,986)	5,917	5,682	(17,351)	-	(14,738)
Income tax expense (benefit)	(3,206)	2,361	2,449	(6,184)	-	(4,580)
Income(loss) from continuing operations	(5,780)	3,556	3,233	(11,167)	-	(10,158)
Loss from discontinued operations, net	-	-	-	(657)	-	(657)
Net income (loss)	$(5,780)	$3,556	$3,233	$(11,824)	$-	$(10,815)

Twelve Months Ended December 31, 2010:
	(in thousands)
Net interest income	$104,536	$69,223	$62,714	$(3,920)	$-	$232,553
Provision for credit losses	76,669	6,374	10,168	-	-	93,211
Net interest income after provision for credit losses	27,867	62,849	52,546	(3,920)	-	139,342
Non-interest income	21,053	9,369	4,489	13,598	(1,673)	46,836
Noninterest expense	(90,336)	(51,270)	(38,893)	(17,932)	1,673	(196,758)
Income (loss) from continuing operations before income taxes	(41,416)	20,948	18,142	(8,254)	-	(10,580)
Income tax expense (benefit)	(15,010)	8,147	7,825	(7,372)	-	(6,410)
Income(loss) from continuing operations	(26,406)	12,801	10,317	(882)	-	(4,170)
Loss from discontinued operations, net	-	-	-	(3,025)	-	(3,025)
Net income (loss)	$(26,406)	$12,801	$10,317	$(3,907)	$-	$(7,195)

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(dollars in thousands)

Total stockholder's equity	$636,683	$632,255	$615,653	$601,576	$602,174
Less:
Goodwill and intangible assets	35,732	36,622	37,511	38,401	39,291
Total tangible stockholders' equity	600,951	595,633	578,142	563,175	562,883
Less:
Preferred stock	141,000	141,000	132,333	131,580	130,827
Total tangible common equity	459,951	454,633	445,809	431,595	432,056
Add:
Deferred tax	3,522	3,835	4,148	4,461	4,774
Total tangible common equity, net of tax	$463,473	$458,468	$449,957	$436,056	$436,830
Total assets	$6,844,541	$6,545,890	$6,508,089	$6,404,838	$6,193,883
Less:
Goodwill and intangible assets	35,732	36,622	37,511	38,401	39,291
Tangible assets	6,808,809	6,509,268	6,470,578	6,366,437	6,154,592
Add:
Deferred tax	3,522	3,835	4,148	4,461	4,774
Total tangible assets, net of tax	$6,812,331	$6,513,103	$6,474,726	$6,370,898	$6,159,366
Tangible equity ratio (1)	8.8%	9.1%	8.9%	8.8%	9.1%
Tangible common equity ratio (2)	6.8%	7.0%	6.9%	6.8%	7.0%
Common shares outstanding	82,362	82,263	82,139	82,237	81,669
Tangible book value per share, net of tax (3)	$5.63	$5.57	$5.48	$5.30	$5.35

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in thousands)

Total non-interest income	$4,948	$13,082	$9,597	$6,830	$(720)
Less:
Mark-to-market (losses) gains, net	(626)	6,420	336	(509)	(6,710)
Securities impairment charges	-	-	(226)	-	(12)
Gains on sales of investment securities, net	(28)	781	2,666	1,379	-
Total operating non-interest income	5,602	5,881	6,821	5,960	6,002
Add: net interest income	68,699	64,585	63,286	61,098	60,911
Net revenue (4)	$74,301	$70,466	$70,107	$67,058	$66,913

Total non-interest expense	$50,963	$45,481	$51,008	$48,146	$56,545
Less:
Net loss (gain) on sales/valuations of repossessed assets	7,702	2,128	8,633	6,129	12,991
Merger/restructure	482	974	(109)	217	1,651
Total operating non-interest expense (4)	$42,779	$42,379	$42,484	$41,800	$41,903

Net revenue	$74,301	$70,466	$70,107	$67,058	$66,913
Less:
Operating non-interest expense	42,779	42,379	42,484	41,800	41,903
Pre-tax, pre-provision operating earnings (5)	$31,522	$28,087	$27,623	$25,258	$25,010

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010
	(in thousands)

Total operating non-interest expense	$42,779	$42,379	$42,484	$41,800	$41,903
Divided by:
Total net interest income	$68,699	$64,585	$63,286	$61,098	$60,911
Add:
Tax equivalent interest adjustment	1,425	634	473	481	464
Operating non-interest income	5,602	5,881	6,821	5,960	6,002
	$75,726	$71,100	$70,580	$67,539	$67,377
Efficiency ratio - tax equivalent basis (6)	56.5%	59.6%	60.2%	61.9%	62.2%

	Three Months Ended
	December 31,	December 31,
	2011	2010
	(in thousands)

Stockholder's equity	$636,683	$602,174
Less:
Accumulated other comprehensive (loss) income	(4,593)	(9,422)
Non-qualifying goodwill and intangibles	32,914	35,269
Other non-qualifying assets	3	25,730
Disallowed unrealized losses on equity securities	2,572	-
Add:
Qualifying trust preferred securities	45,317	41,037
Tier 1 capital (regulatory) (7) (10)	651,104	591,634
Less:
Qualifying non-controlling interests	61	214
Qualifying trust preferred securities	45,317	41,037
Preferred stock	141,000	130,827
Estimated Tier 1 common equity (8) (10)	$464,726	$419,556
Divided by:
Estimated risk-weighted assets (regulatory (8) (10)	$5,752,981	$4,940,918
Tier 1 common equity ratio (8) (10)	8.1%	8.5%

	December 31,	December 31,
	2011	2010
	(in thousands)

Classified assets	$292,628	$366,915
Divide:
Tier 1 capital (regulatory) (7) (10)	651,104	591,634
Plus: Allowance for credit losses	99,170	110,699
Total Tier 1 capital plus allowance for credit losses	$750,274	$702,333
Classified assets to Tier 1 capital plus allowance (9) (10)	39%	52%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement is better indicative of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides understanding of the operating efficiency of the Company.

(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2011, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.

(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10) Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476